EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Cardio Diagnostics Holdings, Inc. of our report dated March 31, 2023, relating to the financial statements of Cardio Diagnostics Holdings, Inc. for the years ended December 31, 2022 and 2021, appearing in the Registration Statement, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

April 24, 2023